EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File Nos. 333-135522, 333-115675, 333-115673, 333-115671, and 333-88514) of Chiquita Brands International, Inc. of our reports dated February 27, 2009 relating to the consolidated financial statements, the effectiveness of internal control over financial reporting, and financial statement schedules which appear in this Form 10-K.

/s/ PricewaterhouseCoopers

Cincinnati, Ohio

February 27, 2009